                                                                   EXHIBIT 3.1.1

                                 CERTIFICATE OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PINNACLE HOLDINGS INC.

     Pinnacle Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The name of the Corporation is Pinnacle Holdings Inc. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on August 18, 1995.

     SECOND: The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto and made a part hereof.
---------

     THIRD: This Certificate of Amended and Restated Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation and by the consent in writing, setting forth the action so taken, of the holders of a majority of all outstanding capital stock entitled to vote thereon, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Pinnacle Holdings Inc. has caused this Certificate of Amended and Restated Certificate of Incorporation to be executed by its Secretary this ____ day of February, 1999.


                                        PINNACLE HOLDINGS INC.


                                        By:
                                           ------------------------------
                                            Steven R. Day, Secretary

                                   Exhibit A

                              AMENDED AND RESTATED
                              --------------------
                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --

                             PINNACLE HOLDINGS INC.
                             ---------------------

                                  ARTICLE ONE
                                  -----------

             The name of the corporation is Pinnacle Holdings Inc.

                                  ARTICLE TWO
                                  -----------

          The address of the corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                 ARTICLE THREE
                                 -------------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR
                                  ------------

                          PART A.  AUTHORIZED SHARES
                                   -----------------

          1.   NUMBER OF AUTHORIZED SHARES.  The total number of shares of
               ---------------------------
capital stock which the corporation has authority to issue is 105,497,582 shares, consisting of:

          a. 202,500 shares of Class A Common Stock, par value $0.001 per share (the "Class A Common");
           --------------

          b. 12,000 shares of Class B Common Stock, par value $0.001 per share (the "Class B Common");
           --------------

          c. 64,884 shares of Class C Common Stock, par value $0.001 per share (the "Class C Common");
           --------------

          d. 40,000 shares of Class D Common Stock, par value $0.001 per share (the "Class D Common");
           ---------------

          e. 174,766 shares of Class E Common Stock, par value $0.001 per share (the "Class E Common");
           --------------

          f. 3,432 shares of Class F Common Stock, par value $0.001 per share (the "Class F Common");
           --------------

          g. 100,000,000 shares of Common Stock, par value $0.001 per share (the "New Common"); and
           ----------

          h. 5,000,000 shares of Preferred Stock, par value $0.001 per share (the "Preferred Stock").
           ---------------

          The Class A Common, Class B Common, Class C Common, Class D Common, Class E Common and Class F Common are collectively referred to as the "Class
                                                                       -----
Common."  The Class Common and the New Common are collectively referred to as
------
the "Common Stock".  Shares of Common Stock will have the rights, preferences
     ------------
and limitations separately set forth below. Capitalized terms used but not otherwise defined in this Article Four are defined in Section 8 of Part C below.

          2.   AUTOMATIC CONVERSION OF SHARES AND ELIMINATION OF CLASS COMMON.
               --------------------------------------------------------------

          2A.  Conversion of Class Common.  Effective immediately prior to the
               --------------------------
consummation of the closing of a firm underwritten public offering (the "IPO")
                                                                         ---
pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of shares of New Common by the corporation (the "IPO Effective Time"):
                  ------------------

               A.   Class A Common.  Each outstanding share of Class A Common
                    --------------
                    shall be converted into (i) 22.0191567 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Yield on such share of Class A Common as of such date and the Unpaid Preference Amount on such share of Class A Common as of such date.

               B.   Class B Common.  Each outstanding share of Class B Common
                    --------------
                    shall be converted into (i) 22.0191567 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Preference Amount on such share of Class B Common as of such date.

               C.   Class C Common and Class D Common.  Each outstanding share
                    ---------------------------------
                    of Class D Common shall be converted into 1.6221 shares of Class C Common and, simultaneously therewith, each such share of Class C Common shall be converted into 22.0191567 shares of New Common.

               D.   Class E Common.  Each outstanding share of Class E Common
                    --------------
                    shall be converted into (i) 22.0191567 shares of New Common and (ii) the right to receive from the Company out of its proceeds from the IPO the Unpaid Preference Amount on such share of Class E Common as of such date.

               E.   Class F Common.  Each outstanding warrant to acquire a share
                    --------------
                    of Class F Common shall be converted into a warrant to acquire 22.0191567 shares of New Common.

          2B.  Mechanics of Conversion.  The outstanding shares of Class Common
               -----------------------
shall be converted into New Common automatically at the IPO Effective Time without any further action by the corporation, the holders of such shares or any other party and whether or not certificates representing such shares are surrendered to the corporation or its transfer agent, and provided further that the corporation shall not be obligated to issue certificates representing the shares of New Common issuable upon such conversion unless certificates evidencing such shares of Class Common are either delivered to the corporation or its transfer agent, duly endorsed, or the holder notifies the corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the corporation to indemnify the corporation from any loss incurred by it in connection with such certificate. The corporation shall, as soon as practicable after such delivery or agreement and indemnification, issue and deliver to such holder of Class Common a certificate or certificates for the number of shares of New Common to which the holder shall be entitled (subject to reduction for shares of New Common sold by such holder in the IPO, if any) and, as soon as practicable following its receipt of proceeds from the IPO, the cash payments, if applicable, described above. Such conversion shall be deemed to have been made at the IPO Effective Time.

          2C.  Status of Converted Stock and Cancellation of Class Common.  In
               ----------------------------------------------------------
case the shares of Class Common are converted pursuant to this Section 2 of Part A, the shares so converted shall be cancelled and retired and shall not be reissued, the Class Common shall be cancelled and eliminated, and the corporation may from time to time take appropriate action, including the restatement and integration of the certificate of incorporation and renumbering of this Article Four in connection therewith upon adoption of such restatement by the board of directors without a vote of the stockholders, to reflect the corresponding reduction in the corporation's authorized capital stock and cancellation and elimination of the Class Common.

          2D.  No Fractional Shares.  The corporation shall not be required to
               --------------------
issue fractional shares of New Common upon conversion of the Class Common. If more than one share of Class Common shall be surrendered for conversion at one time by the same holder, the number of full shares of New Common which shall be issuable upon the conversion of such shares of Class Common shall be computed on the basis of the aggregate number of shares of Class Common so surrendered. If any fraction of a share of New Common would, except for the provisions of this Section, be issuable on the conversion of any shares of Class Common, the number of shares of New Common to be issued shall be rounded to the nearest whole share.

                           PART B.  PREFERRED STOCK
                                    ---------------

          1.   Generally.  Shares of Preferred Stock may be issued from time to
               ---------
time in one or more series. The Board of Directors of the corporation is hereby authorized to determine and alter all rights, preferences and privileges and qualifications, limitations and restrictions of any such series (including, without limitation, voting rights and the limitation and exclusion of voting rights) granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series after the issuance of shares of that series. If the number of shares of any series is so decreased, then the shares constituting such reduction will resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series. No share of any series of Preferred Stock will be sold or otherwise transferred (with or without consideration) to any individual if such transfer would result in the ownership by such individual in combination with four or fewer individuals (within the meaning of Section 542(a)(2) of the Code) of more than fifty percent of the aggregate value of all shares of all classes of capital stock of the corporation (the "Percentage
                                                                ----------
Ownership Limit").
---------------

          1A.  Senior Preferred Stock.
               ----------------------

               1.  Designation and Number of Shares.  145,000 shares of the
                   --------------------------------
     Preferred Stock of the Corporation shall constitute a series of Preferred Stock designated as Series A Senior Preferred Stock (hereinafter referred to as "Senior Preferred Stock").

               2.  Shares of Series Identical.  All shares of this Series shall
                   --------------------------
     be identical with each other in all respects.

          3. Dividends.  (a)  Dividends on each share of the Senior Preferred
             ---------
      Stock shall accrue from the date of its original issue (the "Issue Date") at an annual rate equal to the percentage of the Liquidation Value per share set forth below for each corresponding time period (the "Dividend Rate").

        14.00%  Through March 31, 1999
        14.75%  From April 1, 1999 through June 30, 1999
        15.50%  From July 1, 1999 through September 30, 1999
        16.00%  After September 30, 1999

      The "Liquidation Value" per share shall be $1,000. Dividends will be payable quarterly on the last day of the months of March, June, September and December of each year in additional shares of Senior Preferred Stock valued at the Liquidation Value or at the option of the Corporation, with 30 days prior written notice as to the method of payment, in cash, or any combination thereof.

               (b) Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. To the extent that dividends on the Senior Preferred Stock are to be paid in additional shares of Senior Preferred Stock, the dividends on such additional shares of Senior Preferred Stock will accrue from the date that such additional shares of Senior Preferred Stock were to have been delivered in payment, whether or not such additional shares were delivered and if not delivered, the dividends will be considered to be accrued and unpaid. Any dividends payable quarterly that have not been paid in cash shall be deemed to have been payable in additional shares of Preferred Stock.

               (c) So long as any shares of the Senior Preferred Stock are outstanding, no dividend or distribution shall be declared or paid or set aside for payment upon the common stock or upon any other stock of the Corporation ranking junior to the Senior Preferred Stock ("Junior Securities"), nor shall any common stock nor any other stock of the Corporation ranking junior to the Senior Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation other than:

               (i) dividends or distributions paid in common stock and cash dividends of up to an aggregate of $100,000 per year paid in lieu of fractional shares in connection with dividends or distributions paid in common stock;

               (ii) dividends permitted to be made under clause (3) of the third paragraph of Section 1011 of the Indenture dated as of March 20, 1998 between the Corporation and The Bank of New York, as Trustee, relating to the 10% Senior Discount Notes due 2008 of the Corporation in the form that such Indenture exists as of September 3, 1998 (the "Indenture");

               (iii) redemption of up to $32,500,000 aggregate Liquidation Value (as defined in the Certificate of Designation for the Series B Junior Preferred Stock) of the Company's Series B Junior Preferred Stock for a price equal to its Liquidation Value plus accrued and unpaid dividends thereon, provided that such redemption price shall be paid with the proceeds from the sale by the Company of other Junior Securities; and

               (iv) repurchases of capital stock of the Company owned by either any deceased shareholder of the Company or former employee of the Company, provided that, to the extent the cost of any such repurchases exceeds the net proceeds of "key man" life insurance policies for which the Company or any of its subsidiaries is the beneficiary, the aggregate amount of such repurchases in excess of such net proceeds in any twelve-month period may not exceed $1 million.

               4.  Redemption.  (a)  All (but not less than all) of the
                   ----------
     outstanding shares of Senior Preferred Stock may be redeemed at any time and shall be required to be redeemed by the Corporation by September 30, 2008, at a redemption price per share equal to the Liquidation Value per share, plus in each case an amount payable in cash equal to accrued and unpaid dividends thereon (the total sum so payable on such a redemption being hereinafter referred to as the "Redemption Price").

               (b) Upon the occurrence of a Change in Control, each holder of shares of Senior Preferred Stock shall have the right to cause the Corporation to redeem all or part of the shares of Senior Preferred Stock held by such holder. The Corporation shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail an offer to redeem shares of Senior Preferred Stock at the Redemption Price to each holder of shares of Preferred Stock. A holder may accept such offer by written notice to the Corporation received by the Corporation within 30 days of the offer. Any such redemption shall occur within 10 days after the end of such 30-day period. The term "Change of Control" shall have the meaning ascribed to it in the Indenture.

               (c) Notice of Redemption. A notice of any proposed redemption
                   --------------------
     shall state: (i) the time and date as of which the redemption shall occur;
     (ii) the total number of shares to be redeemed; (iii) the Redemption Price;
     (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in payment of the Redemption Price, in which case such dividends will continue to accrue).

               (d)  Procedure for Redemption.  Notice of any proposed redemption
                    ------------------------
     of the shares of Senior Preferred Stock shall be given by mailing a copy of such notice, postage prepaid, to the holders of record of such shares at their respective addresses then appearing on the books of the Corporation, not more than ninety nor less than thirty days prior to the date fixed for said redemption. On the date fixed for redemption of any shares, the Corporation shall, and at any time not more than ninety days prior to such date may, deposit the aggregate of the Redemption Price of the shares to be redeemed with a bank, trust Corporation, accounting firm or law firm (the "Depositary"), designated in the notice of such redemption, in trust for payment to the holders of the shares to be redeemed, and deliver irrevocable written instructions authorizing the Depositary to apply such deposit solely to the redemption of such shares. Such written instructions may provide that any of such deposit remaining unclaimed, at the expiration of two years after the date fixed for such redemption, by the holder of any of such shares be returned to the Corporation, after which return such holder shall have no claim against the Depositary but shall have a claim as an unsecured creditor against the Corporation for the redemption price thereof (together with accrued and unpaid dividends as provided herein), without interest. If notice of redemption shall have been given as herein provided, dividends on the shares so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Redemption Price) shall cease from and after the time and date fixed in the notice of redemption as the time and date of redemption (unless the Corporation shall default in the payment of the Redemption Price, in which case such rights shall not terminate at such time and date). Upon surrender (in accordance with the notice of redemption) of the certificate or certificates for any shares to be so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice of redemption shall so state), such shares shall be redeemed by the Corporation at the Redemption Price.

               (e)  If the Corporation is unable to meet its obligations under
     Section 4(a) and 4(b) hereof, each holder of Senior Preferred Stock shall have the option to receive in lieu of payment of the Redemption Price a promissory note (the "Note") executed by the Corporation, in form and substance satisfactory to the holder of Senior Preferred Stock, payable to such holder in the original principal amount at the fixed rate of 16.00% per annum with a maturity date of and a single payment of principal due on the date six (6) months from the date of the mandatory redemption required pursuant to Sections 4(a) and 4(b) hereto, which interest rate shall increase by 1.0% per annum for each ninety (90) day period beyond such maturity date that the Note remains unpaid.

               5.  No Senior Classes of Stock.  So long as any shares of Senior
                   --------------------------
     Preferred Stock are outstanding, the Corporation may not issue any class or series of capital stock having dividend or liquidation rights prior to or pari passu in priority with the Senior Preferred Stock.

               6.  Liquidation Rights.  (a) Upon the dissolution, liquidation or
                   ------------------
     winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of the Senior Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the common stock or on any other class of stock ranking junior to the Senior Preferred Stock in respect of distributions upon liquidation or winding up, payment in cash equal to the Liquidation Value per share, plus a payment in cash equal to all dividends on such shares accrued and unpaid thereon to the date payment is made available.

               (b) After the payment to the holders of the shares of the Senior Preferred Stock of the full preferential amounts provided for in this paragraph (6), the holders of the Senior Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

               (c) In the event the assets of the Corporation available for distribution to the holders of shares of the Senior Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to subparagraph (6)(a) above, no such distributions shall be made upon account of any shares of any other class of stock of the Corporation.

               7.  Voting Rights.  The holders of shares of Senior Preferred
                   -------------
     Stock shall not be entitled to vote except as otherwise required by law and except that, so long as any shares of Senior Preferred Stock are outstanding, the affirmative vote of holders of 66 2/3% of the outstanding shares of Senior Preferred Stock shall be required for the Corporation to incur Debt (except Debt that could be then incurred without the limitation imposed by Section 1008 of the Indenture), unless the ratio of (a) the aggregate consolidated principal amount of Debt of the Corporation and its Restricted Subsidiaries outstanding as of the most recent available quarterly or annual balance sheet plus the liquidation value of any preferred stock of the Corporation outstanding as of the most recent available quarterly or annual balance sheet (other than the liquidation value of any then outstanding preferred stock ranking junior to the Senior Preferred Stock in respect of distributions upon liquidation or winding up to the extent that such liquidation value does not exceed $60 million), after giving pro forma effect to the Incurrence of such Debt and any other Debt Incurred since such balance sheet date that remains outstanding and the receipt and application of the proceeds thereof, less the principal amount of any Debt or preferred stock that was outstanding as of such balance sheet date that no longer remains outstanding, to (b) Adjusted Consolidated Cash Flow, determined on a pro forma basis as if any such Debt had been incurred and the proceeds thereof had been applied at the beginning of the relevant fiscal quarter, would be less than or equal to 8.5 to 1. The term "Debt," "Restricted Subsidiaries," "Incurred," "Incurrence," and "Adjusted Consolidated Cash Flow" shall have the meanings ascribed to them in the Indenture.

               8.  Stock to be Reserved.  The Corporation will at all times
                   --------------------
     reserve and keep available out of its authorized Senior Preferred Stock, solely for the purpose of paying dividends, such number of shares of Senior Preferred Stock as shall be required to satisfy the dividend requirements on the Senior Preferred Stock through September 30, 2008.

               9.  Retirement of Shares.  Shares of Senior Preferred Stock that
                   --------------------
     are redeemed by the Corporation shall be permanently retired and shall not under any circumstances be reissued.

               10.  Transfer Agent, Conversion Agent and Registrar.  The
                    ----------------------------------------------
     Corporation will, so long as any shares of Senior Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration of transfer and exchange.

          1B.  Series B Preferred.
               ------------------

          Section 1.  Designation and Number of Shares.  The Corporation is
                      --------------------------------
     hereby authorized to issue from time to time a total of 100 shares to be designated Series B Preferred Stock, with $0.001 par value per share, having the preferences, qualification, rights and privileges herein set forth (the "Series B Preferred"). Other capitalized terms used and not
                 ------------------
     otherwise defined herein have the meanings set forth in Section 9.

          Section 2.  Rank.
                      ----

               2A.  Priority.  The Series B Preferred will rank with respect to
                    --------
     dividend rights and rights on liquidation, winding up and dissolution: (a) senior to the Common Stock and all other Junior Securities; (b) pari passu with all Pari Passu Securities; and (c) junior to all Senior Securities.

               2B.  Distributions.  Any distribution made pursuant to dividend
                    -------------
     rights or rights on liquidation, winding up, or dissolution will be made to the holders of the Corporation's securities in accordance with the relative priorities set forth above, and any such distribution will fully satisfy the Corporation's obligations to the holders of a senior security prior to any distribution to the holders of any junior security.

          Section 3.  Dividends.
                      ---------

               3A.  General Obligation.  When and as declared by the
                    ------------------
     Corporation's Board of Directors and to the extent permitted under the General Corporation Law of the State of Delaware (as in effect from time to time, the "DGCL"), and subject to the terms of any Senior Securities, the
                ----
     Corporation will pay preferential dividends to the holders of the Series B Preferred as provided in this Section 3. Dividends on each share of the Series B Preferred (a "Share") will accrue on a daily basis at the rate of
                            -----
     14% per annum of the sum of the Liquidation Value thereof from time to time plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of: (a) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation; or (b) the date on which such Share is acquired by the Corporation. Such dividends will accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share will be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

               3B.  Dividend Reference Dates.  To the extent not paid on March
                    ------------------------
     31, June 30, September 30 or December 31 of any year, beginning with the first such date after the date of issuance of the Share in question (each a "Dividend Reference Date"), all dividends which have accrued on each Share
      -----------------------
     outstanding during the three-month period (or other period, in the case of the first Dividend Reference Date after the date of issuance of such Share) ending upon each such Dividend Reference Date will be accumulated and will remain accumulated and accrued dividends with respect to such Share until paid to the holder thereof.

               3C.  Distribution of Partial Dividend Payments.  If at any time
                    -----------------------------------------
     the Corporation pays less than the total amount of dividends then accrued with respect to the Series B Preferred, such payment will be distributed pro rata among the holders thereof based upon the rank and number of Shares held by each such holder.

          Section 4.  Liquidation.  Subject to the terms of any Senior
                      -----------
     Securities, upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series B Preferred will be entitled to be paid, after any required distribution or payment is made upon any Senior Securities, before any distribution or payment is made upon any Junior Securities, and on a pari passu basis (pro rata according to the relative amounts to be paid) with any required distribution or payment to be made upon any Pari Passu Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Series A Preferred will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Series B Preferred and any Pari Passu Securities are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 4, then the entire assets available to be distributed to the Corporation's stockholders will be distributed pro rata among the holders of Series B Preferred and any Pari Passu Securities based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Series B Preferred, and the comparable amount payable to the holders of any Pari Passu Securities, held by each such holder.
     Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4.

          Section 5.   Approval by Series B Preferred of Dividends and
                       -----------------------------------------------
     Redemptions.  So long as any Series B Preferred remains outstanding,
     -----------
     without the prior written consent of the holders of a majority of the outstanding shares of Series B Preferred, the Corporation will not, nor will it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor will the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

          Section 6.   Voting Rights.  Except as otherwise may be required
                       -------------
     herein or by the DGCL, the holders of the Series B Preferred will not be entitled to notice of any meeting of the stockholders of the Corporation and will not be entitled to vote, together with any other stockholders or as a separate class, on any matter to be voted on the by the Corporation's stockholders.

          Section 7.   Registration of Transfer.  The Corporation will keep at
                       ------------------------
     its principal office a register for the registration of Series B Preferred. Upon the surrender of any certificate representing Series B Preferred at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Series B Preferred represented by the surrendered certificate.

          Section 8.   Replacement.  Upon receipt of evidence reasonably
                       -----------
     satisfactory to the Corporation (provided that an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Share(s), and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such Series represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Series B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 9.  Definitions.  As used in this Section 1B, the following
                      -----------
     terms have the following respective meanings:

               "DGCL" has the meaning set forth in Section 3A of this Section
                ----
          1B.

               "Dividend Reference Date" has the meaning set forth in Section 3B
                -----------------------
          of this Section 1B.

               "Junior Securities" means any capital stock or other equity
                -----------------
          securities of the Corporation, except for the Series B Preferred, Senior Securities and Pari Passu Securities.

               "Liquidation Value" means, in relation to any Share, $1,000,000.
                -----------------

               "Pari Passu Securities" means shares of any series of preferred
                ---------------------
          stock of the Corporation created and authorized in accordance with the Restated Certificate of Incorporation of the Corporation, if the terms of such series expressly provide that shares of such series will be "Pari Passu Securities" with respect to the Series B Preferred.

               "Senior Securities" means (a) shares of the Corporation's Series
                -----------------
          A Senior Preferred Stock, par value $0.001 per share, and (b) shares of any other series of preferred stock of the Corporation created and authorized in accordance with the Restated Certificate of Incorporation of the Corporation, if the terms of such other series expressly provide that shares of such series will be "Senior Securities" with respect to the Series B Preferred.

               "Series B Preferred"  has the meaning set forth in Section 1 of
                ------------------
          this Section 1B.

               "Subsidiary" means any corporation of which the shares of
                ----------
          outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

          Section 10.  Amendment and Waiver.  No amendment, modification or
                       --------------------
     waiver will be binding or effective with respect to any provision of any of Sections 1 through 10 hereof without the prior written consent of the holders of a majority of the Series B Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of a majority of the Series B Preferred then outstanding.

          2.   Consent Requirements.  Notwithstanding Section 1 of this Part B,
               --------------------
at any time when any share of the corporation's Series B Preferred Stock, par value $0.001 per share (the "Series B Preferred"), is outstanding:
                             ------------------

          (a) the corporation will not authorize or issue any series of Preferred Stock, or any share of any series of Preferred Stock, senior to or on a parity with the Series B Preferred as to dividends or upon liquidation, dissolution or winding up of the corporation, and

          (b) the corporation will not incur any indebtedness (as that term is defined in the Loan Agreement dated on or about December 16, 1998 between ABRY/Pinnacle, Inc. and NationsBank, N.A.), without the prior unanimous affirmative vote or prior unanimous written consent of the holders of the outstanding shares of the Series B Preferred.

          3.   Elimination of Series A Senior Preferred Stock and Series B
               -----------------------------------------------------------
Preferred Stock.  When no shares of Senior Preferred Stock or Series B Preferred
---------------
are outstanding, the board of directors may adopt a resolution or resolutions that none of the authorized shares of such series are outstanding and that none will be issued subject to the certificate of designations previously filed with respect to such series, and a certificate setting forth such resolution or resolutions may be filed pursuant to Section 103 of the General Corporation Law of the State of Delaware that, when effective, shall have the effect of eliminating from the certificate of incorporation all matters set forth in the certificate of designations with respect to such series. The corporation may from time to time take appropriate action, including the restatement and integration of the certificate of incorporation and renumbering of this Article in connection therewith upon adoption of such restatement by the board of directors without a vote of the stockholders, to reflect the elimination of the matters set forth in the certificate of designations with respect to such Senior Preferred Stock or Series B Preferred.

                             PART C.  COMMON STOCK
                                      ------------

          Except as otherwise provided in this ARTICLE FOUR or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders of such shares to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

          1.   VOTING RIGHTS.  If there are any shares of Class Common issued
               -------------
and outstanding, then except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Class A Common, Class B Common, Class C Common, Class D Common, Class E Common, Class F Common and New Common, as a single combined class, will be entitled to vote in the election of directors and on all other matters submitted to a vote of the corporation's stockholders, with each holder of Class A Common, Class B Common, Class C Common, Class E Common, Class F Common and New Common being entitled to a number of votes equal to the number of Units assigned to the shares of Class A Common, Class B Common, Class C Common, Class E Common, Class F Common and New Common held by such holder, and with each holder of Class D Common being entitled to a number of votes equal to the number of Units assigned to the shares of Class C Common which would be issued upon the conversion of the shares of Class D Common held by such holder pursuant to Section 3 of this Part C if the record date for such vote were the Conversion Date.

     If there are no shares of Class Common issued and outstanding, then except as otherwise provided in this Part C or as otherwise required by applicable law, the holders of Common Stock will be entitled to vote in the election of directors and on all other matters submitted to a vote of the corporation's stockholders, with each holder of Common Stock being entitled to one vote for each share Common Stock held by such holder.

          2.   DISTRIBUTIONS.   If there are no shares of Class Common issued
               -------------
and outstanding, then subject to any right of any holder of Preferred Stock to receive any amount of any Distribution, the holders of Common Stock will be entitled to receive any Distribution ratably among such holders on the basis of the number of shares of Common Stock held by such holders.

     If there are any shares of Class Common issued and outstanding, then subject to any right of any holder of Preferred Stock to receive any amount of any Distribution, each Distribution will be made to the holders of Class A Common, Class B Common, Class C Common, Class D Common, Class E Common, Class F Common and New Common in the following priority:

          2A.  Senior Yield.  First, in an amount up to the aggregate Unpaid
               ------------
Yield on the shares of Class A Common outstanding immediately prior to such Distribution. Any amount paid to the holders of Class A Common pursuant to this paragraph 2A will be paid pro rata among the holders of Class A Common based upon the aggregate amount of the Unpaid Yield on the shares of Class A Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2B through 2F unless the amount of the Unpaid Yield on each outstanding share of Class A Common is equal to zero. Any Distribution made pursuant to this paragraph 2A will be treated for purposes of determining whether all required Distributions have been made under this Section 2A as a payment of the Yield on the Class A Common.

          2B.  Senior Preference Amount.  Second, in an amount up to the
               ------------------------
aggregate Unpaid Preference Amount for the shares of Class A Common outstanding immediately prior to such Distribution. Any amount paid to the holders of Class A Common pursuant to this paragraph 2B will be paid pro rata among the holders of Class A Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class A Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2C through 2F unless the amount of the Unpaid Preference Amount for each outstanding share of Class A Common is equal to zero. Any Distribution made pursuant to this paragraph 2B will be treated for purposes of determining whether all required Distributions have been made pursuant to this Section 2B as a payment of the Preference Amount for the Class A Common.

          2C.  Mezzanine Preference Amount.  Third, in an amount up to the
               ---------------------------
aggregate Unpaid Preference Amount for the shares of Class E Common outstanding immediately prior to such Distribution. Any amount paid to the holders of Class E

Common pursuant to this paragraph 2C will be paid pro rata among the holders of Class E Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class E Common held by them immediately prior to such Distribution. No Distribution will be made under any of paragraphs 2D through 2F unless the amount of the Unpaid Preference Amount for each outstanding share of Class E Common is equal to zero. Any Distribution made pursuant to this paragraph 2C will be treated for purposes of determining whether all required Distributions have been made pursuant to this Section 2C as a payment of the Preference Amount for the Class E Common.

          2D.  Junior Yield.  Fourth, to the holders of Class B Common, as a
               ------------
separate class, in an amount up to the aggregate Unpaid Yield on the outstanding shares of Class B Common immediately prior to such Distribution. Any amount paid pursuant to this paragraph 2D will be paid pro rata among holders of Class B Common based upon the aggregate amount of the Unpaid Yield on the shares of Class B Common held by them immediately prior to such Distribution. No Distribution will be made under paragraph 2E or 2F unless the amount of the Unpaid Yield on each outstanding share of Class B Common is equal to zero. Any Distribution made pursuant to this paragraph 2D will constitute a payment of the Yield on the Class B Common.

          2E.  Junior Preference Amount.  Fifth, to the holders of Class B
               ------------------------
Common, as a separate class, in an amount up to the aggregate Unpaid Preference Amount for the outstanding shares of Class B Common immediately prior to such Distribution. Any amount paid pursuant to this paragraph 2E will be paid pro rata among the holders of Class B Common based upon the aggregate amount of the Unpaid Preference Amount for the shares of Class B Common held by them immediately prior to such Distribution. No Distribution will be made under paragraph 2F unless the amount of the Unpaid Preference Amount for each outstanding share of Class B Common is equal to zero. Any Distribution made pursuant to this paragraph 2E will constitute a payment of the Preference Amount for the Class B Common.

          2F.  All Common.  After the required amounts (if any) of the
               ----------
Distribution have been made pursuant to each of paragraphs 2A through 2E, the holders of Class A Common, Class B Common, Class C Common, Class D Common, Class E Common, Class F Common (if any) and New Common, as a single combined class, will be entitled to receive the remaining portion of such Distribution, ratably among such holders on the following basis: for any holder of Class A Common, Class B Common, Class C Common, Class E Common, Class F Common (if any) or New Common, on the basis of the number of Units assigned to the shares of Class A Common, Class B Common, Class C Common, Class E Common, Class F Common (if any) and New Common held by such holder immediately prior to such Distribution, and for any holder of Class D Common, on the basis of the number of Units assigned to the shares of Class C Common which would be issued upon the conversion of the shares of Class D Common held by such holder pursuant to Section 3 of this Part C if the record date for such Distribution were the Conversion Date.

          3.   CONVERSION OF CLASS D COMMON AND UNIT DETERMINATIONS.  The
               ----------------------------------------------------
following provisions shall apply if there are any shares of Class Common issued and outstanding:

          3A.  Conversion of Class D Common.  On and after the Conversion Date,
               ----------------------------
the holders of Class D Common will be entitled to convert shares of Class D Common into shares of Class C Common in accordance with this Section 3. The number of shares of Class C Common issuable upon the conversion of all Class D Common outstanding on the Conversion Date will be 53,625, and such shares of Class C Common will be issued upon such conversion to the holders of Class D Common pro rata according to the number of shares of Class D Common held by them at the close of business on the Conversion Date.

          3B.  Conversion Procedure.  Each conversion of shares of Class D
               --------------------
Common into shares of Class C Common will be effected by the surrender of the certificate or certificates representing the shares of Class D Common to be converted at the principal office of the corporation at any time during normal business hours, together with a written notice by the holder of such Class D Common stating that such holder desires to convert the shares of Class D Common represented by such certificate or certificates into shares of Class C Common. Each such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received (or, if later, at the close of business on the Conversion Date), and at such effective time the rights of the holder of the converted Class D Common as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Class C Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class C Common to be represented by such certificate(s). Promptly after such effective time, the corporation will issue and deliver in accordance with the surrendering holder's instructions the certificate or certificates for the Class C Common issuable upon such conversion. The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class C Common, solely for the purpose of issuance upon the conversion of the Class D Common, such number of shares of Class C Common issuable upon the conversion of all outstanding Class D Common. All shares of Class C Common which are so issuable will, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The corporation will take all reasonable actions which may be necessary and which may be within the corporation's control to assure that all such shares of Class C Common may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Class C Common may be listed (except for official notice of issuance which will be immediately transmitted by the corporation upon issuance). The corporation will not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of Class D Common in accordance with this Section 3.

          3C.  Determination of Class C Common Units. The number of Units
               -------------------------------------
assigned to each share of Class C Common will be 1.0, increased by the sum of:

          (a) 0.000000512447552448 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination and (2) 100,000; plus
                                              ----

          (b) 0.00000212289044289 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination in excess of 100,000 shares, if any, and (2) 100,000; plus
                                                                     ----

          (c) 0.00000304839160839 multiplied by the lesser of (1) the number of shares of Class E Common outstanding at the time of determination in excess of 200,000, if any, and (2) 100,000.

          4.   STOCK SPLITS AND STOCK DIVIDENDS.  If there are any shares of
               --------------------------------
Class Common issued and outstanding, the corporation will not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding Common Stock of one class unless the outstanding Common Stock of all the other classes will be proportionately subdivided or combined. All such subdivisions will be payable only in Class A Common to the holders of Class A Common, in Class B Common only to the holders of Class B Common, in Class C Common only to the holders of Class C Common, in Class D Common only to the holders of Class D Common, in Class E Common only to the holders of Class E Common, in Class F Common only to the holders of Class F Common and in New Common only to the holders of New Common.

          5.   TRANSFER OF COMMON STOCK.
               ------------------------

          5A.  Transfer Restrictions.    Inasmuch as it is the intention of
               ---------------------
the corporation and its stockholders that the corporation satisfy the provisions of the Code relating to qualification of the corporation as a "real estate investment trust," particularly Section 856(a)(5) of the Code, no holder of any share of any class of Common Stock may transfer any such share or any interest therein to any other individual, firm, corporation, entity or other person if, as a result of such transfer, either (i) beneficial ownership of all shares of all classes of Common Stock would be held by less than 100 persons (the "Aggregate Ownership Limit"), if beneficial ownership of all shares of all
--------------------------
classes of Common Stock was held by 100 or more persons to such transfer, or
(ii) a violation of the Percentage Ownership Limit (as defined in Part B) would occur.

          5B.  Registration of Transfers.  The corporation will keep at its
               -------------------------
principal office (or such other place as the corporation reasonably designates) a register for the registration of shares of Common Stock. Upon the surrender at such place of any certificate representing shares of any class of Common Stock with respect to all of which a transfer would satisfy all requirements of paragraph 5A of this Part C, the corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of the class represented by the surrendered certificate, and the corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of such class as is requested by the holder of the surrendered certificate (so long as the requirements of this paragraph 5B and paragraph 5A of this Part C are otherwise satisfied with respect to the Common Stock represented by such certificate) and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such issuance.

          6.   REPLACEMENT.  Upon receipt of evidence reasonably satisfactory
               -----------
to the corporation (an affidavit of the registered holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of any class of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation (provided that if the holder is a financial institution or other institutional investor then its own agreement will be satisfactory) or, in the case of any such mutilation upon surrender of such certificate, the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          7.   AMENDMENT AND WAIVER.  If there are any shares of Class Common
               --------------------
issued and outstanding, then no amendment or waiver of any provision of this Part C will be effective without the prior approval of the holders of a majority of the votes entitled to be cast by the holders of Common Stock, as described in
Section 1 of this Part C.

          8.   DEFINITIONS.  As used in this Part C and in the following Part D,
               -----------
the following terms will have the following respective meanings:

          "Code" means the Internal Revenue Code of 1986, as in effect from time
           ----
to time.

          "Contribution Agreement" means the Contribution Agreement dated as of
           ----------------------
the date of the initial issuance of Common Stock among the corporation, Pinnacle Towers Inc., ABRY Broadcast Partners II, L.P., Michael D. Craig, the Gardere & Wynne Savings and Retirement Plan Trust for the Benefit of Michael D. Craig, James M. Dell'Apa and Robert J. Wolsey, as such Agreement has been and is in effect from time to time.

          "Conversion Date" has the meaning assigned to that term in the Second
           ---------------
Amended and Restated Subscription and Stockholders Agreement dated as of May 16, 1996 among the corporation, Pinnacle Towers Inc., ABRY Broadcast Partners II, L.P., Michael D. Craig, the Gardere & Wynne Savings and Retirement Plan Trust for the Benefit of Michael D. Craig, James M. Dell'Apa and Robert J. Wolsey, as such Agreement has been and is in effect from time to time.

          "Distribution" means each distribution made by the corporation to
           ------------
holders of Common Stock, whether in cash, property, or securities of the corporation and whether by dividend, liquidation distribution or otherwise; provided that none of the following will be a Distribution: (a) any redemption
--------
or repurchase by the corporation of any shares of Class B Common, Class C Common or Class D Common for any reason, (b) any recapitalization or exchange of any shares of Common Stock, or any subdivision (by stock split, stock dividend or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding shares of Common Stock, (c) the consolidation or merger of the corporation into or with any other entity or entities, nor the sale or transfer by the corporation of all or any part of its assets, nor the reduction of the capital stock of the corporation, or (d) a change in the number of Units in respect of shares of Class C Common.

          "Unit" means the right to vote pursuant to paragraph 1 of this Part C
           ----
and the right to participate in Distributions pursuant to paragraph 2F of this Part C and the number of Units per share of Common Stock shall be 1.0, except in the case of Class C Common, for which the number of Units will be as determined pursuant to paragraph 3C of this Part C.

          "Unpaid Preference Amount" for any share of Class A Common, Class B
           ------------------------
Common or Class E Common means $100.00 (in each case, as such amount is proportionately reduced to reflect any split or subdivision of the Class A Common, Class B Common or Class E Common and proportionately increased to reflect any reverse split or combination of the Class A Common, Class B Common or Class E Common), reduced by the aggregate amount of all Distributions made
                    ----------
in respect of such share pursuant to paragraphs 2B, 2C or 2E, respectively, of this Part C.

          "Unpaid Yield" for any share of Class A Common or Class B Common means
           ------------
an amount equal to the excess, if any, of (a) the aggregate Yield accrued on
                   ----------  ------
such share over (b) the aggregate amount of Distributions made by the
           ----
corporation in respect
of such share pursuant to paragraph 2A or paragraph 2D of this Part C.

          "Yield" for any outstanding share of Class A Common or Class B Common
           -----
on any date means the amount accruing daily on the Unpaid Preference Amount for such share from time to time from the date of its issuance through and including June 30, 1997, at the rate of 15% per annum, compounded annually, taking into account the amount and timing of all Distributions in respect of such share pursuant to paragraph 2B or paragraph 2E of this Part C; provided that, for
                                                         --------
purposes of determining the amount of the Yield thereon, each share of Class A Common or Class B Common issued pursuant to the Contribution Agreement will be deemed to have been issued on May 3, 1995.

                        Part D.   UNAUTHORIZED TRANSFERS
                                  ----------------------

          1.  EFFECT OF UNAUTHORIZED TRANSFERS.  Any transfer of any share of
              --------------------------------
any class of capital stock of the corporation in violation of the Percentage Ownership Limit, the Aggregate Ownership Limit, and/or any other restriction or requirement specified in this Article Four (a "Purported Transfer") will be void
                                               ------------------
and of no legal effect. Any Purported Transfer will cause (without action on the part of the corporation, the transferee (the "Prohibited Transferee"), or
                                                  ---------------------
the transferor) all shares (or interests therein) involved in such Purported Transfer to be transferred to the corporation, as trustee (in such capacity, the "Trustee") in trust for the exclusive benefit of one or more organizations
 -------
described in Section 501(c)(3) of the Code (the "Charitable Beneficiaries").
                                                 ------------------------
The Trustee will be deemed to own such shares for the benefit of the Charitable Beneficiaries on the day prior to the date of the Purported Transfer. Any dividends or distributions paid by the corporation to the Purported Transferee prior to discovery of a Purported Transfer will be disgorged and repaid to the corporation, as Trustee, by the Prohibited Transferee. Any dividend declared after a Purported Transfer but unpaid will be rescinded as void ab initio with respect to the Prohibited Transferee. Any dividends so disgorged or rescinded will then be paid over to the Trustee and held in trust for the Charitable Beneficiaries. Any vote taken by a Prohibited Transferee prior to the discovery by the corporation of a Purported Transfer will be rescinded as void ab initio. With respect to the shares involved in the Purported Transfer, the Trustee will be deemed to have an irrevocable proxy to vote such shares for the benefit of the Charitable Beneficiaries.

          2.   NOTIFICATION OF PROPOSED TRANSFERS.  In order that the
               ----------------------------------
corporation may enforce the Aggregate Ownership Limit and the Percentage Ownership Limit, no share of any class or series of capital stock of the corporation will be transferrable by the holder thereof unless, not less than 30 days prior to any such proposed transfer, the holder of any and all shares proposed to be transferred ("Transferred Shares") delivers to the corporation
                             ------------------
written notice of its intention to effect such a transfer, provided, however, that this Section 2 of Part D shall automatically terminate at the IPO Effective Time.

          3.   LEGEND.  Each certificate for shares of capital stock of the
               ------
corporation shall bear substantially the following legend:

     "The shares represented by this certificate are subject to restriction on transfer and ownership for the purpose of the corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. Subject to certain further restrictions and except as expressly provided in the corporation's certificate of incorporation, as amended, any transfer of any share of capital stock of the corporation will be void and of no legal effect if such transfer would result in (i) the ownership by five or fewer individuals of more than fifty percent of the aggregate value of all shares of capital stock of the corporation or (ii) beneficial ownership of all shares of common stock would be held by less than 100 persons. Any shares of capital stock purported to be transferred in violation of these restrictions will be automatically transferred to the corporation, as trustee, for the benefit of one or more charitable beneficiaries. A copy of the corporation's certificate of incorporation, as amended, including the foregoing restrictions on transfer, will be sent without charge to each stockholder who so requests."

                                  ARTICLE FIVE
                                  ------------

          The corporation is to have perpetual existence.

                                  ARTICLE SIX
                                  -----------

          In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the bylaws of the corporation.

                                 ARTICLE SEVEN
                                 -------------

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

                                 ARTICLE EIGHT
                                 -------------

          To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation will not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this Article Eight will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

                                  ARTICLE NINE
                                  ------------

          The corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                  ARTICLE TEN
                                  -----------

          The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.